Exhibit 99.1

Press Release

CONTACT:          Tricia Haugeto

(303) 386-1193

thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ANNOUNCES PRICING OF PUBLIC OFFERING
OF COMMON STOCK

BOULDER, Colo., (November 9, 2012) — Array BioPharma Inc. (NasdaqGM: ARRY) announced today the pricing of an underwritten public offering of 18,000,000 primary shares of its common stock at a public offering price of $3.65 per share. The gross proceeds from the sale of the shares, before underwriting discounts and commissions and other offering expenses, are expected to be approximately $65.7 million. The offering is expected to close on or about November 15, 2012, subject to customary closing conditions. Array also granted the underwriters a 30-day option to purchase 2,700,000 additional shares of common stock to cover over-allotments, if any. All of the shares sold in the offering are being sold by Array, with the proceeds to be used to fund research and development activities and for general corporate purposes. Jefferies & Company, Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering, with Piper Jaffray & Co., Stifel Nicolaus Weisel and William Blair acting as co-managers.

A shelf registration statement relating to the shares was filed with the Securities and Exchange Commission (the “SEC”) and is effective. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.  Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming part of the effective shelf registration statement.

A preliminary prospectus supplement relating to the offering has been filed with the SEC and a final prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC’s web site at www.sec.gov.  Copies of the final prospectus supplement and accompanying prospectus, when available, may be obtained from either: Jefferies & Company, Inc., Equity Syndicate Prospectus Department, at 520 Madison Avenue, New York, New York, 10022, or by calling (877) 547-6340, or by emailing Prospectus_Department@Jefferies.com; or J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling (866) 803-9204.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small-molecule drugs to treat patients afflicted with cancer. Array is evolving into a late-stage development company, with two wholly-owned programs, ARRY-614 and ARRY-520, and three partnered programs, selumetinib (with AstraZeneca), MEK162 (with Novartis), and danoprevir (with InterMune / Roche), having the potential to begin Phase 3 or pivotal trials by the end of calendar year 2013.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the completion, timing and size of the proposed offering and other statements that are other than statements of historical facts. These statements involve significant risks and uncertainties. Because these statements reflect our current expectations concerning future events, our actual events could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to: the risk that the financing may be delayed or may not occur due to market or other conditions and the satisfaction of customary closing conditions related to the proposed public offering. Additional information concerning these and other factors that may cause actual events to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of Array’s most recent Annual Report on Form 10-K, in our other periodic reports and filings with the Securities and Exchange Commission and in the prospectus supplement related to the offering. We caution investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to Array on the date hereof, and we undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

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